Exhibit 10.2
EXECUTION COPY
INVESTORS’ RIGHTS AGREEMENT
     This Investors’ Rights Agreement, dated as of August 24, 2007 (this “Agreement”), is made and entered into by and among Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”), Oxford Resources GP, LLC, a Delaware limited liability company (“GP” and, collectively with the Partnership, the “Partnership Parties”), AIM Oxford Holdings, LLC, a Delaware limited liability company (“AIM”). C&T Coal, Inc., an Ohio corporation (“C&T Coal”), Charles C. Ungurean and Thomas T. Ungurean. C&T Coal, Charles C. Ungurean and Thomas T. Ungurean are sometimes referred to herein individually as an “Investor” and collectively as the “Investors.”
     WHEREAS, the Partnership Parties, AIM, Charles C. Ungurean, Thomas T. Ungurean and C&T Coal are parties to a Contribution and Sale Agreement of even date herewith (the “Contribution Agreement”) pursuant to which C&T Coal has acquired certain of the Partnership’s Class B Common Units and certain of GP’s Membership Interests.
     WHEREAS, in connection with C&T Coal’s acquisition of the Class B Common Units and Membership Interests pursuant to the Contribution Agreement, the Partnership Parties have agreed to grant C&T Coal certain management, investor and registration rights as more fully set forth herein and the Investors have agreed to be bound by the obligations set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Definitions and Interpretations. Unless otherwise provided to the contrary in this Agreement, capitalized terms in this Agreement have the meanings set forth in Section 1.1 of Exhibit A. Unless expressly provided to the contrary in this Agreement, this Agreement shall be interpreted in accordance with the provisions set forth in Section 1.2 of Exhibit A.
     2. Board Representation.
     (a) Designation of Board Members. For the period hereafter indicated, C&T Coal will have the right to designate that number of natural Persons as is equal to the C&T Coal Designee Number to serve as members of the Board. AIM will have the right to designate the remaining members of the Board. In order to effect this right, each of AIM and the Investors (or their respective Affiliates that own Membership Interests) shall vote the Membership Interests in GP owned by such party in a manner so as to cause and maintain the election of the Persons so designated. C&T Coal’s right to designate members of the Board shall terminate at such time (either before or after completion by the Partnership of an Initial Public Offering) as the Investors cease to own in the aggregate at least five percent (5%) of the Common Units (measured on a fully-diluted basis that assumes that all outstanding warrants, options, rights and securities that are at any time exercisable for or convertible into Common Units have been so exercised or converted).

     (b) Removal. The appropriate designating party may at any time and from time to time, with or without cause, remove from the Board any Person designated by it to serve on the Board.
     (c) Replacement. In the event of the resignation, death, removal or disqualification of a Person designated by AIM or C&T Coal to serve on the Board as provided in Section 2(a), the appropriate designating party may designate a new member of the Board, and after written notice of the designation has been given by such designating party to the other party, each of AIM and each of the Investors (or its respective Affiliates that own Membership Interests) shall vote its Membership Interests to elect such designee to the Board.
     (d) Indemnification and Insurance. So long as C&T Coal has a right to designate members of the Board pursuant to this Section 2, GP shall maintain director and officer insurance in such amounts and with such coverage as shall be determined by the Board.
     3. Registration Rights. The Investors will have the registration rights set forth in Exhibit B.
     4. Right of First Refusal.
     (a) Establishment of Right of First Refusal. Subject to the first and prior rights, if any, of American Electric Power Services Corporation, as agent for Columbus Southern Power Company (“AEP”), pursuant to the AEP ROFR Letter, if any of the Investors or any of their respective Affiliates that own Interests (in such capacity, an “Offer Holder”) desires at any time to make a Disposition of all or any part of its Interests such Offer Holder shall only do so pursuant to a bona fide written offer from a non-Affiliated third party (a “Third Party Offer”) for the purchase of some or all of such Offer Holder’s Interests. Such Offer Holder shall provide AIM with written notice (the “ROFR Notice”) advising it of any such Third Party Offer and AIM, or any Affiliate designated by AIM (the “ROFR Holder”), will have the first right and option (but not the obligation) (a “Right of First Refusal”) to purchase all, but not less than all, of the Interests subject to such Third Party Offer, exercisable by notice to such Offer Holder given no later than ten (10) business days after AIM receives the ROFR Notice. Upon exercise by the ROFR Holder of the Right of First Refusal, the purchase price to be paid to such Offer Holder for such Interests will be an amount equal to the amount such Offer Holder would have received had such Offer Holder completed the sale of such Interests to the non-Affiliated third party pursuant to the terms of the Third Party Offer.
     (b) Mechanics for Right of First Refusal. Any Interests sold pursuant to this Section 4 by an Offer Holder to the ROFR Holder shall be transferred free and clear of all liens and encumbrances (other than encumbrances set forth in the Partnership Agreement, the Limited Liability Company Agreement or under applicable securities laws). Closing of the purchase of the Interests by the ROFR Holder from an Offer Holder shall occur within sixty (60) days following delivery of the notice of election to exercise a Right of First Refusal as provided in Section 4(a). At the closing of such purchase, the ROFR Holder

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shall deliver the purchase price by wire transfer of immediately available funds to an account to be designated by the Offer Holder and the Offer Holder shall execute and deliver such assignments, bills of sale, and other documents consistent with the Third Party Offer, as reasonably requested by and in form and substance reasonably satisfactory to the ROFR Holder. A Third Party Offer may not contain provisions related to any property other than Interests held by the Offer Holder, and the proposed consideration for Interests in such Third Party Offer shall be expressed only in terms of cash (in U.S. dollars). Any proposed Disposition of Interests by an Offer Holder not satisfying the terms of this Section 4 (e.g., a Third Party Offer in which not all of the proposed consideration is cash or a Third Party Offer including the purchase of property other than Interests) may not be made unless otherwise expressly permitted pursuant to the provisions of this Agreement. An Offer Holder shall not attempt to circumvent the rights and obligations contained in this Section 4 by effecting a transfer of an interest in itself or an Affiliate. Any such purported transfer shall trigger the rights and obligations provided in this Section 4.
     5. Obligation to Participate in Certain Sales.
     (a) Establishment of Obligation to Participate. Subject to the first and prior rights, if any, of AEP pursuant to the AEP ROFR Letter, if at any time AIM and its Affiliates (the “AIM Parties”) desire to make a Disposition, in one or more proposed related transactions that constitute a Qualifying Transaction, of all of their collective Interests to a non-Affiliated third party, then the AIM Parties shall have the right and option to require that each Investor and its respective Affiliates participate in and make a Disposition of all of their respective Interests in such proposed transaction, in any such case in accordance with the terms of this Section 5. The proposed Disposition of Interests to a non-Affiliated third party in a transaction described in this Section 5(a) is referred to herein as a “Proposed Sale.”
     (b) Written Offer and Drag Notice. The AIM Parties shall cause the third party offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Interests in a Qualifying Transaction from the AIM Parties and the Investors and their respective Affiliates as required in this Section 5 at a time and place designated for the closing of such purchase, which time shall not be less than twenty (20) days after delivery of such notice and no more than ninety (90) days after delivery of such notice) and shall send written notice of such third party offer (the “Drag Notice”) to C&T Coal.
     (c) Cooperation in Proposed Sale. Upon receipt of a Drag Notice, each of the Investors and its respective Affiliates shall (i) consent to, vote for and raise no objections against the Proposed Sale or the process to which the Proposed Sale was arranged, (ii) waive any dissenters, appraisal and similar rights with respect thereto, and (iii) agree to make a Disposition of all of its Interests on the applicable terms and conditions of the Proposed Sale as set forth in the Drag Notice.
     (d) Closing. The AIM Parties and each of the Investors and its respective Affiliates shall make Dispositions of all of their respective Interests to the proposed transferee at the price and upon the other terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed transferee than those in the Drag Notice

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at the time and place provided for closing in the Drag Notice, or at such other time and/or place as C&T Coal, the AIM Parties and the proposed transferee shall agree.
     6. Tag-Along Rights.
     (a) Establishment of Tag-Along Rights.
     (i) If at any time the AIM Parties desire to make a Disposition, in one or more proposed related transactions, of more than fifty percent (50%) of their-collective Partnership Interests or more than fifty percent (50%) of their collective Membership Interests to a non-Affiliated third party, then the AIM Parties shall offer to include in such proposed Disposition that number of Partnership Interests or Membership Interests, respectively, owned and designated by any Investor (each, a “Tag Offeree”) up to such Tag Offeree’s Proportionate Share of all Partnership Interests or Membership Interests, respectively, in each case in accordance with the terms of this Section 6;
     (ii) If at any time the AIM Parties cease to own at least seventy-five percent (75%) of the collective Partnership Interests owned by the AIM Parties upon closing of the transactions contemplated by the Contribution Agreement, then if at any time thereafter the AIM Parties desire to make a Disposition of all or a portion of their collective Partnership Interests to a non-Affiliated third party, the AIM Parties shall offer to include in such proposed Disposition that number of Partnership Interests owned and designated by each Tag Offeree up to such Tag Offeree’s Proportionate Share of all Partnership Interests in each case in accordance with the terms of this Section 6; and
     (iii) If at any time the AIM Parties cease to own at least seventy-five percent (75%) of the collective Membership Interests owned by the AIM Parties upon closing of the transactions contemplated by the Contribution Agreement, then if at any time thereafter the AIM Parties desire to make a Disposition of all or a portion of their collective Membership Interests to a non-Affiliated third party, the AIM Parties shall offer to include in such proposed Disposition that number of Membership Interests owned and designated by each Tag Offeree up to such Tag Offeree’s Proportionate Share of all Membership Interests in each case in accordance with the terms of this Section 6.
     (b) Written Offer and Inclusion Notice. The AIM Parties shall cause the third party offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Partnership Interests and Membership Interests, or both, as applicable, in a Qualifying Transaction from the Tag Offerees as required by this Section 6 and a time and place designated for the closing of such purchase, which time shall not be less than twenty (20) days after delivery of such notice and no more than ninety (90) days after delivery of such notice) and shall send written notice of such third party offer (the “Inclusion Notice”) to each of the Tag Offerees.

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     (c) Exercise of Inclusion Right. Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of notice to the AIM Parties at any time within the Inclusion Exercise Period, together with the AIM Parties, to make a Disposition pursuant to such third party offer, and upon the terms and conditions set forth in the Inclusion Notice, the Partnership Interests or Membership Interests, or both, as applicable, permitted and requested to be included by such Tag Offeree, provided, that, within the Inclusion Exercise Period, such Tag Offeree shall first comply with the first and prior rights, if any, of AEP pursuant to the AEP ROFR Letter.
     (d) Closing. The AIM Parties and the Tag Offerees shall make Dispositions of all of their respective Partnership Interests or Membership Interests, or both, as applicable, proposed to be transferred by them to the proposed transferee, at not less than the price and upon terms and conditions, if any, not more favorable, individually and in the aggregate, to the proposed transferee than those in the Inclusion Notice at the time and place provided for closing in the Inclusion Notice, or at such other time and/or place as the Tag Offerees, the AIM Parties and the proposed transferee shall agree.
     7. Limited Preemptive Right.
     (a) Establishment of Preemptive Right. If the Partnership offers to sell any Partnership Interests or GP offers to sell any Membership Interests; to any AIM Party, the Partnership or GP, as the case may be, shall offer to sell to the Investors a portion of such Partnership Interests or Membership Interests, as the case may be, equal to the quotient determined by dividing (i) the number of Partnership Interests or Membership Interests, as the case may be, held by such Investor at such time by (ii) the total number of Partnership Interests or Membership Interests, as the case may be, held by each Investor and each AIM Party collectively immediately prior to such issuance (a “Preemptive Right”). Each Investor shall be entitled to purchase such Partnership Interests or Membership Interests, as the case may be, on the same terms and conditions as are offered to the AIM Party.
     (b) Preemptive Rights Notice. The Partnership shall send written notice of a Preemptive Right (the “Preemptive Rights Notice”) to each Investor. The Preemptive Rights Notice shall set forth all of the terms and conditions of the Preemptive Right.
     (c) Exercise of Inclusion Right. Each Investor shall have the right, exercisable by delivery of notice to the Partnership or GP, as the case may be, at any time within 10 days of delivery of the Preemptive Rights Notice, to exercise all or part of its Preemptive Right.
     (d) Closing. The AIM Parties and the Investors shall make their purchase of all of their respective Partnership Interests or Membership Interests, or both, as applicable, proposed to be purchased by them from the Partnership or GP, as the case may be, at not less than the price and upon terms and conditions, if any, not more favorable, individually and in the aggregate, from the Partnership or GP, as the case may be, than those in the Preemptive Rights Notice at the time and place provided for closing in the Preemptive Rights Notice, or at such other time and/or place as the Investors, the AIM Parties and the Partnership or GP, as the case may be, shall agree.

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     8. Exceptions to and Termination of Certain Transfer-Related Provisions.
     (a) Dispositions Involving Affiliates. Notwithstanding anything to the contrary in this Agreement, and for the sake of greater clarity, the provisions of Sections 4, 5 and 6 to the extent they would otherwise be applicable shall not apply to (i) any Disposition that constitutes a transfer between the Investors and any of their Affiliates, provided, that the transferring party shall provide written notice to AIM of such transfer and any such transferee shall be required as a condition thereto to execute an instrument in such form as is reasonably required by AIM agreeing to be bound by the provisions of this Agreement with respect to the Interests held by such transferee as if such transferee were one of the Investors hereunder, (ii) any Disposition that constitutes a transfer between AIM and any of its Affiliates, provided, that any such transferee shall be required as a condition thereto to execute an instrument in such form as is reasonably required by the Investors agreeing to be bound by the provisions of this Agreement with respect to the Interests held by such transferee as provided herein with respect to any Affiliate of AIM, or (iii) any Disposition that is a distribution by AIM or any of its Affiliates of Partnership Interests or Membership Interests, or both, to Persons who have made investments in the AIM Funds Group.
     (b) Effect of Initial Public Offering. After the completion of an Initial Public Offering, the provisions of Sections 4, 5, 6 and 7 shall terminate with respect to any Disposition of Partnership Interests, except that the provisions of Section 6 shall continue to apply to a Disposition of Partnership Interests by the AIM Parties in any case where the AIM Parties are invoking the provisions of Section 5 to require each Investor and its respective Affiliates to participate in a Proposed Sale of all of their Membership Interests. For the avoidance of doubt, after the completion of an Initial Public Offering, the provisions of Sections 4, 5, 6 and 7 shall continue to be in full force and effect with respect to any Disposition or acquisition of Membership Interests covered thereby.
     9. Acquisition Opportunities.
     (a) If an AIM Party becomes aware of an opportunity to acquire surface coal mining properties in the States of Illinois, Indiana, Ohio, Pennsylvania or West Virginia (“Subject Assets”) with a fair market value (as determined in good faith by the board of directors or other comparable governing body of such AIM Party) equal to or greater than $5 million that it is interested in pursuing, then, subject to Section 9(b), as soon as practicable thereafter, such AIM Party shall notify GP, in writing, of such opportunity and deliver to GP all information prepared by or on behalf of such AIM Party relating to such opportunity. As soon as practicable, but in any event within 30 days after receipt of such written notification and information, GP, on behalf of the Partnership, shall notify AIM, in writing, that either (i) GP, on behalf of the Partnership, has elected (with the concurrence of Members owning 75% of the Membership Interests of GP) not to cause the Partnership to pursue the opportunity to purchase the Subject Assets, or (ii) GP, on behalf of the Partnership, has elected to cause the Partnership to pursue the opportunity to purchase the Subject Assets. If GP fails to provide such notice within such period of 30 days, GP, on behalf of the Partnership, will be deemed to have elected the alternative described in clause (ii). If GP elects the alternative described in clause (i), the AIM Party may pursue such

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opportunity. If GP elects or is deemed to have elected the alternative in clause (ii), but thereafter abandons such opportunity with the approval of Members owning 75% of the Membership Interests of GP, the AIM Party may pursue such opportunity.
     (b) Notwithstanding Section 9(a), in the event that an AIM Party becomes aware of an opportunity to make an acquisition that includes both Subject Assets and assets that are not Subject Assets and the Subject Assets have a fair market value (as determined in good faith by the board of directors or other comparable governing body of such AIM Party) equal to or greater than $5 million but comprise less than 20% of the fair market value (as determined in good faith by the board of directors or other comparable governing body of such AIM Party) of the total assets being acquired, then the AIM Party may make such acquisition without first offering the opportunity to the Partnership.
     (c) This Section 9 shall not apply to an acquisition by an AIM Party of securities that are listed on a National Securities Exchange.
     (d) This Section 9 shall terminate on the earlier to occur of (i) the Initial Public Offering or (ii) the first day on which the AIM Parties cease to control the Partnership
     10. Miscellaneous Provisions.
     (a) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Partnership, GP, AIM and a Majority of Investors.
     (b) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
     (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided, that notices of a change of address shall be effective only upon receipt thereof):
     If to the Partnership, GP or AIM, to:
c/o AIM Oxford Holdings, LLC
950 Tower Lane, Suite 800
Foster City, California 94404
Attention: Matthew P. Carbone and Brian D. Barlow
     with copies (which shall not constitute notice) to:

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Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: William N. Finnegan IV
     If to any of the Investors, to:
C&T Coal, Inc.
544 Chestnut Street
P.O. Box 427
Coshocton, Ohio 43812
Attention: Charles C. Ungurean
     with copies (which shall not constitute notice) to:
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114-1304
Attention: Alan S. Doris
     (d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except for the right to assign registration rights as permitted by Section 10 of Exhibit B to this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other parties hereto (which may be withheld in the sole discretion of any such party).
     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of Delaware) as to all matters, including matters of validity, construction, effect, performance and remedies.
     (f) Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
     (g) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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     (h) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     (i) Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of its Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any party hereto.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed (in the case of entities, by their respective duly authorized officers) this Agreement as of the date first above written.

OXFORD RESOURCE PARTNERS, LP
By:	Oxford Resources GP, LLC, its General Partner

By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Authorized Person

OXFORD RESOURCES GP, LLC
By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Authorized Person

AIM OXFORD HOLDINGS, LLC
By:	AIM Coal LLC, its Manager

By:	AIM Coal Management LLC, its Manager

By:	/s/ Matthew P. Carbone
	Name:	Matthew P. Carbone
	Title:	Managing Member

C&T COAL, INC.
By:	/s/ Charles C. Ungurean
	Name:	Charles C. Ungurean
	Title:	President

/s/ Charles C. Ungurean
Charles C. Ungurean

/s/ Thomas T. Ungurean
Thomas T. Ungurean

Signature Page to Investors’ Rights Agreement

EXHIBIT A
     1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:
          (1) “AEP” shall have the meaning set forth in Section 4(a).
          (2) “AEP Diligence Period” shall mean any due diligence period to which AEP is entitled in connection with determining whether or not to exercise its right of first refusal under the AEP ROFR Letter.
          (3) “AEP ROFR Letter” shall mean that certain Coal Purchase and Sale Agreement No. 10-62-04-900, dated as of May 21, 2004, between AEP and Oxford Mining Company, Inc., as amended by those certain waiver letters dated May 25, 2007 and August 9, 2007, by and among AEP, Charles C. Ungurean and Thomas T. Ungurean.
          (4) “AEP ROFR Period” shall mean the period of time (i) having a duration of forty (40) days immediately following the date of the Inclusion Notice plus (ii) any further period of time for the AEP Diligence Period.
          (5) “Affiliate” shall mean, when used with respect to a specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person or (ii) a Relative of such specified Person or of an individual described in clause (i). A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities or other similar interests, by contract or otherwise. For purposes of this Agreement, in no event shall any of the Investors be considered an Affiliate of the Partnership, GP or AIM.
          (6) “Agreement” shall have the meaning set forth in the preamble.
          (7) “AIM” shall have the meaning set forth in the preamble.
          (8) “AIM Funds Group” shall mean AIM, AIM Management Coal LLC, American Infrastructure MLP Fund, L.P., American Infrastructure MLP Private Equity Fund, L.P., AIMF Founders Fund, L.P., American Infrastructure MLP Management, LLC, American Infrastructure MLP PE Management, LLC and any entity that is an Affiliate of any of the foregoing that is formed to make investments in management buyouts, asset purchases or other businesses.
          (9) “AIM Parties” shall have the meaning set forth in Section 5(a).
          (10) “Board” shall mean the board of directors of GP, which shall constitute the board of managers provided for under Delaware law.
          (11) “C&T Coal” shall have the meaning set forth in the preamble.

          (12) “C&T Coal Designee Number” shall mean (a) at any time prior to the completion of the Initial Public Offering, that number as is equal to the percentage share of the total outstanding Membership Interests owned by C&T Coal and its Affiliates at such time multiplied by the total number of members of the Board at such time, with any fractional number being eliminated by rounding down to the next whole number, provided, that such number shall in no event be less than one (1), and (b) at any time following the completion of the Initial Public Offering, that number as is equal to the percentage share of the total outstanding Membership Interests owned by C&T Coal and its Affiliates at such time multiplied by the total number of members of the Board at such time, with any fractional number being eliminated by rounding down to the next whole number, provided that (i) the C&T Coal Designee Number will be reduced if necessary such that the C&T Coal Designee Number and the number of members of the Board that are Independent Directors (as defined in the Partnership Agreement) are less than fifty percent (50%) of the members of the Board and (ii) the C&T Coal Designee Number shall in no event be less than one (1).
          (13) “Common Unit” shall have the meaning assigned to such term in the Partnership Agreement.
          (14) “Contribution Agreement” shall have the meaning set forth in the recitals.
          (15) “Disposition” shall mean any sale, contract to sell, pledge, transfer, exchange or other disposition, whether directly or indirectly (including by merger, consolidation or otherwise).
          (16) “Drag Notice” shall have the meaning set forth in Section 5(b).
          (17) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
          (18) “GP” shall have the meaning set forth in the preamble.
          (19) “Inclusion Exercise Period” shall mean a period of time equal to the AEP ROFR Period plus an additional ten (10) business days.
          (20) “Inclusion Notice” shall have the meaning set forth in Section 6(b).
          (21) “Inclusion Right” shall have the meaning set forth in Section 6(c).
          (22) “Initial Public Offering” shall mean the first underwritten public offering by the Partnership or its securityholders of Common Units pursuant to an effective registration statement under the Securities Act following which Common Units are listed and traded on a National Securities Exchange.
          (23) “Interests” shall mean the Partnership Interests and the Membership Interests and “Interest” shall mean either a Partnership Interest or a Membership Interest.

          (24) “Investor” and “Investors” shall have the meanings set forth in the preamble.
          (25) “Limited Liability Company Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of GP, as the same may be amended or restated from time to time.
          (26) “Majority of Investors” shall mean the holders of a majority of the Common Units owned by the Investors.
          (27) “Membership Interest” shall have the meaning assigned to such term in the Limited Liability Company Agreement.
          (28) “National Securities Exchange” shall have the meaning assigned to such term in the Exchange Act.
          (29) “Offer Holder” shall have the meaning set forth in Section 4(a).
          (30) “Partnership” shall have the meaning set forth in the preamble.
          (31) “Partnership Agreement” shall mean the First Amended and Restated Limited Partnership Agreement of Oxford Resource Partners, LP, as the same may be amended or restated from time to time.
          (32) “Partnership Interest” shall have the meaning assigned to such term in the Partnership Agreement.
          (33) “Partnership Parties” shall have the meaning set forth in the preamble.
          (34) “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or governmental authority or any department or agency thereof.
          (35) “Preemptive Right” shall have the meaning set forth in Section 7(a).
          (36) “Preemptive Rights Notice” shall have the meaning set forth in Section 7(b).
          (37) “Proportionate Share” shall mean, with respect to each Investor exercising its tag-along rights provided for in Section 6, its proportionate share of the total Partnership Interests or Membership Interests, whichever is applicable, held by the Persons participating in the transaction that is the subject of the tag-along rights.
          (38) “Proposed Sale” shall have the meaning set forth in Section 5(a).
          (39) “Qualifying Transaction” shall mean a third party offer: (i) which does not contain provisions related to any property other than Interests held by the offeree; (ii) in which the proposed consideration for Interests shall be expressed only in terms of cash (in U.S. dollars); and

(iii) which by its terms provides that any Person participating as an offeree in the transaction proposed in such third party offer will not have liability for indemnification or otherwise in excess of the amount of the cash consideration received by such offeree in such transaction.
          (40) “Relative” shall mean, with respect to any individual, (i) such individual’s spouse, (ii) any direct descendant, parent, grandparent, great grandparent or sibling (in each case whether by blood or adoption), and (iii) the spouse of an individual described in clause (ii).
          (41) “Right of First Refusal” shall have the meaning set forth in Section 4(a).
          (42) “ROFR Holder” shall have the meaning set forth in Section 4(a).
          (43) “ROFR Notice” shall have the meaning set forth in Section 4(a).
          (44) “SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
          (45) “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
          (46) “Tag Offeree” shall have the meaning set forth in Section 6(a).
          (47) “Third Party Offer” shall have the meaning set forth in Section 4(a).
     1.2 Interpretations. Unless expressly provided for elsewhere in this Agreement, this Agreement shall be interpreted in accordance with the following provisions:
          (1) no consideration may be given to the captions of the articles, sections or subsections, all of which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;
          (2) no consideration may be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;
          (3) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;
          (4) the word “includes” and its derivatives means “includes but is not limited to” and corresponding derivative expressions;
          (5) the meanings of the defined terms are applicable to both the singular and plural forms thereof;
          (6) all references to prices, values or monetary amounts refer to United States dollars;
          (7) all references to articles, sections, subsections, paragraphs, clauses, exhibits or schedules refer to articles, sections, subsections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;

          (8) each exhibit and schedule to this Agreement is a part of this Agreement and references to the term “Agreement” are deemed to include each such exhibit and schedule to this Agreement except to the extent that the context indicates otherwise, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit or schedule the provisions of the main body of this Agreement will prevail;
          (9) the words “this Agreement,” “herein,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision, unless expressly so limited;
          (10) the word “or” is disjunctive but not necessarily exclusive; and
          (11) all references to agreements or laws are deemed to refer to such agreements or laws as amended or as in effect at the applicable time.

EXHIBIT B
REGISTRATION RIGHTS
     Section 1. Definitions. Capitalized terms used herein but not defined in this Section 1 shall have the meanings ascribed to them in Exhibit A to the Investors’ Rights Agreement. As used herein, the following terms shall have the following meanings:
          “Demand Notice” shall have the meaning set forth in Section 2(a) hereof.
          “Demand Registration” shall have the meaning set forth in Section 2(a) hereof.
          “indemnified party” and “indemnifying party” shall have the respective meanings set forth in Section 7(c) hereof.
          “Investor” shall mean C&T Coal, Inc.
          “Investors’ Rights Agreement” shall mean that certain Investors’ Rights Agreement, dated as of August ___, 2007, to which this Exhibit B is attached.
           “Losses” shall have the meaning set forth in Section 7(a) hereof.
          “Notice” shall have the meaning set forth in Section 2(a) hereof.
          “Partner Distribution” shall have the meaning set forth in Section 2(a) hereof.
          “Partnership Indemnified Persons” shall have the meaning set forth in Section 7(b) hereof.
          “Piggyback Notice” shall have the meaning set forth in Section 3(a) hereof.
          “Piggyback Registration” shall have the meaning set forth in Section 3(a) hereof.
          “Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including, without limitation, post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Registrable Securities” shall mean (a) the Class B Common Units issued to the Investor pursuant to the Contribution Agreement and (b) any securities issued in respect of such Class B Common Units by reason of or in connection with any dividend, distribution, split or purchase in any rights offering or in connection with any exchange for or replacement of such

Class B Common Units or any combination of securities, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to such Class B Common Units. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) they cease to be outstanding, (iv) they have been sold in a private transaction in which the transferor’s rights hereunder are not assigned to the transferee of the securities in accordance with the terms herein, (v) they become eligible for resale pursuant to Rule 144(k) (or any similar rule then in effect under the Securities Act) or (vi) they become eligible for resale pursuant to Rule 144 (or any similar rule then in effect under the Securities Act) and the holder of such securities does not then beneficially own more than 1% of such class of securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.
          “Registration Statement” shall mean any registration statement of the Partnership under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions herein, including, without limitation, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
          “Unitholder Indemnified Persons” shall have the meaning set forth in Section 7(a) hereof.
          “underwritten registration or underwritten offering” shall mean a registration in which securities of the Partnership are sold to an underwriter for reoffering to the public.
     Section 2. Demand Registration.
               (a) Requests for Registration. Subject to the limits set forth below, at any time after the Initial Public Offering, the holders of at least 25% of the then outstanding Registrable Securities shall have the right, by delivering a written notice to the Partnership (a “Demand Notice”), to require the Partnership to register, pursuant to the terms herein and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms herein (a “Demand Registration”). Within 10 days after receipt by the Partnership of a Demand Notice, the Partnership shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 2(b) hereof, include in such registration all Registrable Securities with respect to which the Partnership received written requests for inclusion therein within 10 days after such Notice is given by the Partnership to such holders.
          Following receipt of a Demand Notice for a Demand Registration, the Partnership shall use commercially reasonable efforts to file a Registration Statement as promptly as practicable, but not later than 60 days after such Demand Notice, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          The holders of Registrable Securities collectively shall be entitled to four Demand Registrations; provided, however, that the holders of Registrable Securities collectively shall only be entitled to request a maximum of two Demand Registrations at any time that the Partnership is not eligible to use Form S-3 (or a comparable form) for the registration under the Securities Act of any of its securities. After such time as the Partnership shall become eligible to use Form S-3 (or a comparable form) for the registration under the Securities Act of any of its securities, the holders of Registrable Securities shall be entitled to request that any Demand Registration for which they are delivering a Demand Notice be a “shelf” registration pursuant to Rule 415 under the Securities Act. Notwithstanding any other provisions of this Section 2, in no event shall a Demand Notice be given within 180 days after the effective date of any Registration Statement filed pursuant to a prior Demand Notice or within 120 days after the effective date of a Registration Statement filed by the Partnership; provided, however, that no Demand Notice may be prohibited for such 120-day period more often than once in a 12-month period.
          No Demand Registration shall be deemed to have occurred for purposes of this Section 2 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 2(a) or (iii)the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period. In the case of each of clauses (i), (ii) and (iii), such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration.
          All requests made pursuant to this Section 2 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.
          The Partnership shall be required to maintain the effectiveness of the Registration Statement (except in the case of a requested “shelf” registration) with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration at the request of (x) an underwriter or (y) the Partnership pursuant to the provisions herein. The Partnership shall be required to maintain the effectiveness of a shelf Registration Statement with respect to any Demand Registration at all times after the effective date thereof until all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that any holder of Registrable Securities that have been included in a shelf Registration Statement may request that such Registrable Securities be removed from such Registration Statement, in which event the Partnership shall promptly either withdraw such Registration Statement or file a post-effective amendment to such Registration Statement removing such Registrable Securities.
          Notwithstanding anything contained herein to the contrary, the Partnership hereby agrees that (i) each Demand Registration that is a “shelf” registration pursuant to Rule

415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover page, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities to allow for a distribution to, and resale by, the direct and indirect partners, members or stockholders of a holder of Registrable Securities (a “Partner Distribution”) and (ii) the Partnership shall, at the reasonable request of any holder of Registrable Securities seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendment and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution.
               (b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such Registrable Securities and the holders of all other securities proposed to be included by other holders of securities entitled to include securities in such offering pursuant to incidental or piggyback registration rights, in writing, that in its or their view the total number or dollar amount of securities proposed to be sold in such offering is such as to adversely affect the success of such offering, then, the number of securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering shall be included in the lesser amount for each holder of such securities of (i) the pro rata number of securities for such holder based on the amount of securities held by each holder of securities who has requested to have securities included in such offering or (ii) the number of securities which such holder requested be included in such offering.
          In connection with any Demand Registration to which the provisions of this subsection (b) apply, such registration shall not reduce the number of available Demand Registrations under this Section 2 in the event that the Registration Statement excludes more than 20% of the aggregate number of Registrable Securities requested to be included (whether pursuant to the Demand Notice or in response to the Notice).
               (c) Postponement of Demand Registration. The Partnership shall be entitled to postpone (but not more than once in any twelve-month period), for a reasonable period of time not in excess of 180 days, the filing of a Registration Statement if the Partnership delivers to the holders requesting registration a certificate signed by the President or Chief Executive Officer of GP stating that, in the good faith judgment of the Board, it would be in the best interests of the Partnership and its limited partners for such Registration Statement not to be filed. Such certificate shall contain an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such resolution confidential on the same terms set forth in Section 5(p) hereof. If the Partnership shall so postpone the filing of a Registration Statement, the holder who made the Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Partnership within 20 days of the anticipated termination date of the postponement period, as provided in such certificate delivered to the holders, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which such holder is entitled pursuant to the terms herein.

               (d) Use, and Suspension of Use, of Shelf Registration Statement. If the Partnership has filed a “shelf” Registration Statement and has included Registrable Securities therein, the Partnership shall be entitled to suspend (but not more than an aggregate of 90 days in any twelve month period), for a reasonable period of time not in excess of 90 days, the offer or sale of Registrable Securities pursuant to such Registration Statement by any holder of Registrable Securities if (i) a “road show” is not then in progress with respect to a proposed offering of Registrable Securities by such holder pursuant to such Registration Statement and such holder has not executed an underwriting agreement with respect to a pending sale of Registrable Securities pursuant to such Registration Statement and (ii) the Partnership delivers to the holders of Registrable Securities included in such Registration Statement a certificate signed by the President or Chief Executive Officer of GP stating that, in the good faith judgment of the Board, it would be in the best interests of the Partnership and its limited partners to suspend such offer. Such certificate shall contain an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential on the same terms set forth in Section 5(p) hereof.
     Section 3. Piggyback Registration.
               (a) Right to Piggyback. If, at any time after the Initial Public Offering, the Partnership proposes to file a registration statement under the Securities Act with respect to an offering of Common Units by and for the account of the Partnership (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account, then, each such time, the Partnership shall give prompt written notice of such proposed filing at least 15 days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 3(b) hereof, the Partnership shall include in each such Piggyback Registration all Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within 10 days after notice has been given to the applicable holder. The holders of Registrable Securities exercising their rights under this Section 3(a) shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Partnership shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.
               (b) Priority on Piggyback Registrations. The Partnership shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other securities, if any, of the Partnership included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Partnership in writing that in its or their view the total number or dollar amount of securities that the holders of such Registrable Securities, the Partnership and any other Persons having rights to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, then the number of securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering shall be included in the following order:
               (i) first, the securities for the account of the Partnership; and
               (ii) second, securities held by all other holders of securities, in the lesser amount for each holder of such securities of (A) the pro rata number of securities for such holder based on the amount of securities held by each holder of securities who has requested to have securities included in such offering or (B) the number of securities which such holder requested be included in such offering
               Notwithstanding anything contained herein to the contrary, the Partnership hereby agrees that (i) any Piggyback Registration that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover page, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities to allow for a Partner Distribution and (ii) the Partnership shall, at the reasonable request of any holder of Registrable Securities seeking to effect a Partner Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such holder to effect such Partner Distribution.
     Section 4. Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any Registrable Securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than (a) 180 days in the case of the Initial Public Offering, (b) 90 days in the case of any underwritten public offering other than the Initial Public Offering made prior to the second anniversary of the Initial Public Offering and (c) 60 days in the case of any underwritten public offering made after the second anniversary of the Initial Public Offering after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such public offering shall be made or such shorter period as is required by the managing underwriter, provided, however, that the Partnership and all officers and directors of GP must be subject to the same restrictions.
     Section 5. Registration Procedures. If and whenever the Partnership is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or Section 3 hereof, the Partnership shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Partnership shall cooperate in the sale of the securities and shall, as expeditiously as possible:
               (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any form which shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof (including, without limitation, a Partner Distribution), and use commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that, no later than 10 days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, documents that would be incorporated or deemed to be incorporated therein by reference), the Partnership shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review and comments of such holders, counsel and managing underwriters. The Partnership shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of more than 50% of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, unless, in the opinion of the Partnership and its counsel, such filing is necessary to comply with applicable law.
               (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.
               (c) Notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any notice from the SEC that there will be a review of a Registration Statement and promptly provide such holders, their counsel and the managing underwriters, if any, with a copy of any SEC comments received by the Partnership in connection therewith, (iii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) if at any time the representations and warranties of the Partnership contained in any agreement (including, without limitation, any underwriting agreement) contemplated by Section 5(o) hereof cease to be true and correct, (vi) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vii) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and that in the case of the Prospectus it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (d) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.
               (e) If requested by the managing underwriters, if any, or any holder of Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Partnership has received such request.
               (f) Furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least five conformed copies of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested by such holder, counsel or underwriter).
               (g) Deliver to each selling holder of Registrable Securities, its counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Partnership, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.
               (h) Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such

Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Partnership will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.
               (i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 business days prior to having to issue the securities.
               (j) Use commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Partnership will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.
               (k) Upon the occurrence of any event contemplated by Section 5(c)(vii) hereof, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (1) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.
               (m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.
               (n) Use commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on the primary

National Securities Exchange, if any, that shares of the particular class of Registrable Securities are at that time listed.
               (o) Enter into such agreements (including, without limitation, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) furnish to the selling holders of such Registrable Securities opinions of counsel and a negative assurance letter to the Partnership and updates thereof (which counsel, opinions and letter (in form, scope and substance, in the case of such opinions and such letter) shall be reasonably satisfactory to the selling holders of such Registrable Securities, the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions and negative assurance letters requested in underwritten offerings and such other matters as may be reasonably requested by such holders, counsel and underwriters, (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Partnership (and, if necessary, any other independent certified public accountants of any subsidiary of the Partnership or of any business acquired by the Partnership for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, which form and substance shall be acceptable to the selling holders of the Registrable Securities, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to Section 7 hereof and (v) deliver such documents and certificates as may be reasonably requested by any holder of Registrable Securities being sold, such holder’s counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(o)(i) hereof and to evidence compliance with the conditions contained in the underwriting agreement or other agreement entered into by the Partnership. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
               (p) Make available for inspection by the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Partnership and its subsidiaries, and cause the officers, directors and employees of the Partnership and its subsidiaries to supply all information in each case reasonably requested by any such holder, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not publicly available at the time of delivery of such information shall be kept confidential by such Persons (other than disclosure by such Persons to such Persons’ respective Affiliates) unless (i) disclosure of such information is required by court or administrative order or other legal process, (ii) disclosure of such information is required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Partnership written notice of the proposed disclosure prior to such disclosure and, if requested by the Partnership, assist the Partnership at the Partnership’s expense in seeking to prevent or limit the proposed disclosure.
               (q) Comply with all applicable rules and regulations of the SEC and make available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12 month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Partnership after the effective date of a Registration Statement, which statements shall cover one of said 12 month periods.
          Notwithstanding anything contained herein to the contrary, the Partnership hereby agrees that any Demand Registration that is a “shelf registration pursuant to Rule 415 under the Securities Act shall contain all language (including, without limitation, on the Prospectus cover page, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities. The Partnership may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Partnership in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Partnership may, from time to time, reasonably request in writing.
          Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 5(c)(iii), 5(c)(iv), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder is advised in writing by the Partnership that the disposition may be resumed and, if applicable, has received copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, together with any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Partnership shall extend the time periods under Section 2 hereof with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.
     Section 6. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with the provisions herein by the Partnership including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and the SEC, (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5(h) hereof and (C) of listing and registration with a national securities exchange or national market interdealer quotation system), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Partnership, (iv) fees and disbursements of counsel for the Partnership and (v) fees and disbursements of all independent certified public accountants referred to in Section 5(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required herein) shall be borne by the Partnership whether or not any Registration Statement is filed or becomes effective. In addition, the Partnership shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Partnership are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Partnership.
          The Partnership shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clause 6(i)(B)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Partnership pursuant to the first paragraph of this Section 6.
     Section 7. Indemnification.
               (a) Indemnification by the Partnership. The Partnership shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the affiliates, officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, accountants, attorneys, agents and employees of each such controlling person (collectively, the “Unitholder Indemnified Persons”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular or other document (including, without limitation, any related Registration Statement,

“issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, notification or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by the Partnership of the Securities Act or state securities or Blue Sky laws or, in each case, any rule or regulation thereunder applicable to the Partnership and relating to action or inaction required of the Partnership in connection with any such registration, qualification, or compliance, and will reimburse each such Unitholder Indemnified Person for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided, however, that the Partnership will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Partnership by such holder or underwriter specifically for use in connection with the preparation of such Registration Statement, Prospectus, offering circular or other document. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Partnership (which consent shall not be unreasonably withheld). The Partnership also agrees to indemnify any underwriter of Registrable Securities and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, on substantially the same basis as that provided to the Unitholder Indemnified Persons in this Section 7(a).
               (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Partnership in writing such information as the Partnership reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Partnership, its directors, officers, managers, accountants, attorneys, agents and employees, each Person who controls the Partnership (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, accountants, attorneys, agents or employees of such controlling persons (collectively, the “Partnership Indemnified Persons”), from and against all Losses arising out of or based upon (i) any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Partnership Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the

Partnership by such holder specifically for use in connection with the preparation of such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided further, however, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement. Each such holder also agrees to indemnify any underwriter of Registrable Securities and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, on substantially the same basis as that provided to the Partnership Indemnified Persons in this Section 7(b).
               (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses, (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party (in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or Proceeding), (iii) counsel for the indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party or (iv) the named parties to any such claim or Proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided further, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.
               (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
          The parties hereto agree that it would not he just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of each selling holder of Registrable Securities to contribute pursuant to this Section 7(d) is several, and not joint, in proportion to the net proceeds of the offering received by such selling holder in relation to the total net proceeds of the offering received by all of the selling holders.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     Section 8. Rule 144. After the Initial Public Offering, the Partnership shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

     Section 9. Underwritten Registrations. If any Demand Registration or Piggyback Registration is to be an underwritten offering, the Board shall have the right to select the investment banker or investment bankers and managers to administer the offering.
     Section 10. Miscellaneous.
               (a) Amendments and Waivers. The provisions herein may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of holders of more than 50% of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any such holder be adversely affected (without similarly adversely affecting the rights of all such holders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of more than 50% of the Registrable Securities being sold by such holders pursuant to such Registration Statement.
               (b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):
               (i) if to the Partnership, to the address of its principal executive offices; and
               (ii) if to any holder of Registrable Securities, at such holder’s address as set forth in the records of the Partnership.
Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.
               (c) Successors and Assigns. The provisions herein shall inure to the benefit and be binding upon the successors and permitted assignees of each of the parties.
               (d) Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Investor hereunder may be transferred or assigned by the Investor to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (i) unless such transferee is a holder of Registrable Securities or an Affiliate of the Investor, following such transfer or assignment, each such transferee or assignee owns Registrable Securities representing at least 20% of the then outstanding Registrable Securities, or the Partnership otherwise consents to such transfer or assignment, (ii) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (iii) each such transferee assumes in writing responsibility for its portion of the obligations of the Investor hereunder. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Section 10(d).
               (e) Headings. The section and paragraph headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions herein.
               (f) Termination. The provisions herein shall terminate on the date when no Registrable Securities remain outstanding; provided, that Sections 6 and 7 shall survive any termination hereof.
               (g) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Partnership of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

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